EXHIBIT 4.9

REGISTRATION RIGHTS AGREEMENT

This Agreement is made as of December 19, 2003.

BETWEEN:

Adherex Technologies Inc. (the “Company”), a company existing under the laws of Canada

- and -

HBM BioVentures (Cayman) Ltd. (the “Investor”)

RECITALS:

A.	On the date hereof, the Company and the Investor entered into a subscription agreement (the “Subscription Agreement”) in connection with the issuance and sale by the Company of Common Shares and Warrants (each as hereinafter defined) to the Investor.

B.	In order to induce the Investor to enter into the Subscription Agreement, the Company has agreed to enter into this Agreement.

THEREFORE, the parties agree as follows:

ARTICLE 1

REGISTRATION RIGHTS

1.1 Definitions

In this Agreement:

(a)	“1933 Act” means the United States Securities Act of 1933, as amended;

(b)	“1934 Act” means the United States Securities Exchange Act of 1934, as amended;

(c)	“Affiliate” is defined in Rule 12b-2 of the General Rules and Regulations under the 1934 Act;

(d)	“Business Day” means a day that is not a Saturday, Sunday or a statutory or legal holiday in Ottawa, Ontario or New York, New York;

(e)	“Canadian Public Offering” means a public offering of Common Shares by the Company pursuant to a prospectus filed with any applicable securities regulatory authority in Canada;

(f)	“Canadian Securities Laws” means all applicable securities laws, the respective regulations, rules and orders made thereunder, and all applicable policies and notices issued by the securities regulatory authorities in the Qualifying Jurisdictions;

(g)	“Common Shares” means the common shares in the capital of the Company;

(h)	“Form S-1”, “Form F-1”, “Form S-3”, “Form F-3”, “Form S-4”, “Form F-4”, “Form S-8”, “Form F-8”, “Form F-10” and “Form F-80” mean such respective forms under the 1933 Act, as in effect on the date of this Agreement or any successor registration forms to such forms under the 1933 Act subsequently adopted by the SEC;

(i)	“Holder” means the Investor or any assignee to whom Registrable Securities (or securities or rights convertible into Registrable Securities) are assigned in accordance with section 11.1;

(j)	“Initiating Holders” means Holders making a request to the Company for registration or qualification of Registrable Securities pursuant to sections 2.1, 4.1 or 5.1, where such Holders hold 30% or more of the Registrable Securities outstanding at that time;

(k)	“Investor” is defined on the first page of this Agreement;

(l)	“Notes” means, at any given time, the then outstanding notes convertible into Common Shares pursuant to the subscription agreement dated December 3, 2003;

(m)	“Qualifying Jurisdictions” means the province of Ontario and each of the other provinces of Canada;

(n)	“Permitted Transferee” means, with respect to any Holder, (i) any transferee or assignee of Registrable Securities which controls, is controlled by or is under common control with such Holder within the meaning of the 1933 Act and the 1934 Act, (ii) any transferee of not less than 30% of the Registrable Securities (as appropriately adjusted from time to time for stock splits and the like), or (iii) any other transferee or assignee of all Registrable Securities held by such Holder if transferred to a single entity and with the prior written consent of the Company; provided that such transfer may otherwise be effected in accordance with applicable securities laws; and provided further, that the Company is given written notice by such Holder at the time of or within a reasonable time after such transfer, stating the name and address of such transferee or assignee and identifying the securities with respect to which such registration rights are being assigned;

(o)	“Recognized Stock Exchange” means the Toronto Stock Exchange, the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market;

(p)	“register”, “registered”, and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the 1933 Act, and the automatic effectiveness or the declaration or ordering of effectiveness of such registration statement or document;

(q)	“Registrable Securities” means:

(i)	any Common Shares issued or issuable pursuant to the Subscription Agreement;

(ii)	any Common Shares issued or issuable upon exercise of the Warrants or as a dividend or other distribution with respect to, in exchange for, or in replacement of the Warrants;

(iii)	any Common Shares issued or issuable upon conversion of the Notes or as interest or other distribution with respect to, in exchange for, or in replacement of the Notes; and

(iv)	any Common Shares issued as a dividend or other distribution with respect to, in exchange for, or in replacement of any of the Common Shares that are Registrable Securities pursuant to (i) or (ii) above;

but excludes:

(i)	other than for purposes of Article 2, Common Shares registered pursuant to an effective registration statement and Common Shares that may be sold pursuant to Rule 144 of the 1933 Act if the Holder is able to sell under Rule 144(k) all of the remaining Registrable Securities issued or issuable to such Holder; and

(ii)	any Common Shares held by Holders who are subject to applicable Canadian Securities Laws, if such Holders have the right (subject to any contractual commitments to the contrary) to freely sell such Common Shares without a prospectus or resort to a prospectus exemption under applicable Canadian Securities Laws (other than an exemption relating to a control block distribution) and without registration under the 1933 Act;

(r)	“SEC” means the United States Securities and Exchange Commission;

(s)	“U.S. IPO” means the Company’s first public offering of Common Shares pursuant to a registration statement on Form S-1, Form F-1 or Form F-10 filed with the SEC; and

(t)	“Warrants” means, at any given time, the then outstanding warrants to purchase Common Shares issued or issuable pursuant to the Subscription Agreement.

ARTICLE 2

CANADIAN QUALIFICATION RIGHTS

2.1 Demand Canadian Qualification Rights

At any time after the date hereof, if the Company receives a written request from Initiating Holders that the Company file a prospectus under Canadian Securities Laws qualifying for distribution all or part of the Registrable Securities held by such Initiating Holders, then the Company will, within 10 Business Days following receipt of the request, give written notice of the request to all Holders and will afford each Holder an opportunity to include in such prospectus all or any part of the Registrable Securities held by such Holder. Each Holder other than Initiating Holders that wishes to include in any such prospectus all or part of the Registrable Securities held by it must send a written notice to the Company within 15 days after receipt of the Company’s notice, stating the number and intended manner of disposition of the Registrable Securities to be included in the prospectus. Following this 15-day period, the Company will, subject to the limitations of sections 2.2 and 2.3:

(a)	as soon as practicable and in any event within 90 days of the end of such 15-day period, prepare and file in the Qualifying Jurisdictions a prospectus in order to qualify the distribution of all of the Registrable Securities of the Initiating Holders specified in the request from the Initiating Holders and all of the Registrable Securities of the Holders other than the Initiating Holders specified in the notices from the Holders other than the Initiating Holders;

(b)	use its commercial best efforts to resolve any regulatory comments and satisfy any regulatory deficiencies in respect of the preliminary prospectus and, as soon as reasonably practicable after such comments or deficiencies have been resolved or satisfied, will prepare and file, and use its commercial best efforts to obtain a receipt (or an equivalent document) in the Qualifying Jurisdictions for, the (final) prospectus, and will take all other steps and proceedings necessary in order to qualify the distribution of the Registrable Securities to the public as freely tradable securities in the Qualifying Jurisdictions;

(c)	ensure that the prospectus contains the disclosure required by, and conforms in all material respects to the requirements of, the applicable provisions of Canadian Securities Laws;

(d)	prepare and file with the securities regulatory authorities in the Qualifying Jurisdictions any amendments and supplements to the prospectus that may be necessary to comply with Canadian Securities Laws with respect to the distribution of all securities qualified by such prospectus;

(e)	in the case of an underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering; and

(f)	keep each Holder whose Registrable Securities are being qualified reasonably advised of the status of such qualification.

2.2 Number of Demand Qualifications

The Company is only obligated to file a number of prospectuses under section 2.1 equal to (x) three minus (y) the number of registrations previously effected pursuant to section 4.1 which were not effected in conjunction with a concurrent Canadian Public Offering in which Holders exercised their rights pursuant to section 2.1, but no filing pursuant to section 2.1 is deemed to be a filing for purposes of this section if:

(a)	the number of Registrable Securities included in an underwriting of the Registrable Securities qualified under such prospectus is less than 50% of the number of Common Shares proposed by the Holders to be distributed through such underwriting, and the Holders pay all expenses of such filing, including those otherwise payable by the Company in accordance with section 8.1; or

(b)	the registration is withdrawn in accordance with section 8.2, unless such registration was withdrawn at the request of the Holders in circumstances other than those described in section 8.2(b).

2.3	Exceptions

If the Company is requested to file a prospectus pursuant to section 2.1:

(a)	the Company is not obligated to effect the filing of such prospectus if the number of Registrable Securities to be qualified comprises less than 20% of the Registrable Securities outstanding at that time;

(b)	the Company is not obligated to effect the filing of such prospectus:

(i)	for a period of up to 135 days after the date of a request for qualification pursuant to section 2.1 if:

(A)	at the time of such request, the Company is engaged, or has fixed plans to engage, within 90 days of the time of such request, in a firm commitment underwritten public offering of Common Shares in which the Holders of Registrable Securities are entitled to include Registrable Securities pursuant to sections 3.1 or 3.3; or

(B)	at the time of such request, the Company is currently engaged in a self-tender or exchange offer and the filing of a prospectus would cause a violation of the 1934 Act or applicable Canadian Securities Laws;

(ii)	during the 90-day period following the completion by the Company of a firm commitment underwritten public offering of Common Shares in which the Holders of Registrable Securities were entitled (subject to underwriter cutbacks) to include Registrable Securities pursuant to sections 3.1 or 3.3;

(iii)	if the anticipated aggregate net proceeds of the offering to such Holders is less than U.S.$7,500,000 in the case of a long-form prospectus or U.S.$1,000,000 in the case of a short-form prospectus;

(iv)	if the Company, in connection with a previously completed Canadian Public Offering, filed a prospectus qualifying all of the Registrable Securities including those issuable upon exercise of the Warrants and conversion of the Notes, and such prospectus is effective to qualify the distribution of the Registrable Securities for which qualification is otherwise requested pursuant to Section 2.1, at the time such Registrable Securities are intended to be distributed; or

(v)	in the case of a request for the filing of a short-form prospectus, if the Company has already effected the filing of a prospectus pursuant to section 2.1 within the previous nine-month period;

(c)	the Company may defer such filing for a period of not more than 90 days, but only if:

(i)	the Company furnishes to the Holders requesting the filing of such prospectus a certificate signed by the President and Chief Executive Officer of the Company stating that, in the good faith judgment of the Board of Directors, effecting the filing would materially impede the ability of the Company to consummate a significant transaction (the 90-day deferral period beginning on the date that such certificate is sent to the Holders); and

(ii)	the Company has not deferred a filing in reliance on this section 2.3(c) during the previous 12-month period; and

(d)	the Company may defer such filing if the Company determines that such filing would require the disclosure of material information that the Company has a bona fide business purpose for preserving as confidential, until the earlier of:

(i)	5 days following the date upon which such material information is disclosed to the public or ceases to be material; and

(ii)	60 days after the Company makes such determination.

ARTICLE 3

SECONDARY OFFERING RIGHTS

3.1 Company Registration

If the Company proposes to file a preliminary prospectus under any Canadian Securities Laws in connection with a Canadian Public Offering, the Company will give each Holder written notice of the proposed filing at least 45 days prior to such filing. If the Company receives a written request from one or more Holders within 30 days of the Company’s notice specifying the number of Registrable Securities the Holder or Holders wish to sell in a secondary offering, the Company will use its commercial best efforts to cause the Registrable Securities so specified to be included in and sold pursuant to the prospectus. The Company’s obligations under this section are subject to the provisions of section 9.1. The Company is not required to include any Holder’s Registrable Securities in such secondary offering if and to the extent that such inclusion prevents the Company from receiving sufficient proceeds from the Canadian Public Offering for its own needs (in the opinion of the Board of Directors of the Company, acting reasonably), but no Registrable Securities will be excluded from the secondary offering unless all Common Shares, other than Registrable Securities and Common Shares to be issued and sold by the Company, are also excluded. Any such secondary offering must be entirely underwritten on a firm commitment basis.

3.2 Secondary Offering on U.S. IPO

If the Company proposes to file a registration statement in connection with its U.S. IPO, the Company will give each Holder written notice of the proposed filing at least 45 days prior to such filing. If the Company receives a written request from one or more Holders within 30 days of the Company’s notice specifying the number of Registrable Securities the Holder or Holders wish to sell in a secondary offering, the Company will use its commercial best efforts to cause the Registrable Securities so specified to be included in and sold pursuant to the registration statement. The Company’s obligations under this section are subject to the provisions of section 9.1. The Company is not required to include any Holder’s Registrable Securities in such secondary offering if and to the extent that such inclusion prevents the Company from receiving sufficient proceeds from the U.S. IPO for its own needs (in the opinion of the Board of Directors of the Company, acting reasonably), but no Registrable Securities will be excluded from the secondary offering unless all Common Shares, other than Registrable Securities and Common Shares to be issued and sold by the Company, are also excluded. Any such secondary offering must be entirely underwritten on a firm-commitment basis.

3.3 Company Registration

If the Company proposes to register, on a date that is 180 or more days following a U.S. IPO (including for this purpose a registration effected by the Company for shareholders other than the Holders), any of its Common Shares or other equity securities (or securities convertible into equity securities) under the 1933 Act in connection with the public offering of such securities solely for cash (other than a registration on Form S-8, Form S-4, Form F-4, Form F-8 or Form F-80), the Company will, at all such times, promptly give each Holder written notice of such proposed registration. Upon the written request of any Holder, given within 20 days after mailing of such notice by the Company, the Company will, subject to the provisions of section 9.1, use its commercial best efforts to cause a registration statement covering all of the Registrable Securities that each such Holder has requested to be registered to become effective under the 1933 Act.

3.4 No Obligation to Complete Offering

The Company is under no obligation to complete any offering of its securities it proposes to make and will incur no liability to any Holder for its failure to do so.

ARTICLE 4

REQUEST FOR REGISTRATION

4.1 Demand Registration

At any time after the date that is 180 days after the closing of a U.S. IPO, if the Company receives a written request from Initiating Holders that the Company file a registration statement under the 1933 Act covering the registration of all or part of the Registrable Securities held by such Initiating Holders, then the Company will, within 10 Business Days following receipt of the request, give written notice of the request to all Holders and will afford each Holder an opportunity to include in such registration statement all or any part of the Registrable Securities held by such Holder. Each Holder other than Initiating Holders that wishes to include in any such registration statement all or part of the Registrable Securities held by it must send a written notice to the Company within 15 days after receipt of the Company’s notice, stating the number and intended manner of disposition of the Registrable Securities to be included in the registration statement. Following this 15-day period, the Company will, subject to the limitations of this Article 4, use its commercial best efforts to effect such a registration as soon as practicable and in any event to file within 90 days of the end of such 15-day period, a registration statement under the 1933 Act covering all the Registrable Securities that the Holders request in writing to be registered and to use its commercial best efforts to have such registration statement become effective.

4.2 Number of Demand Registrations

The Company is only obligated to effect a number of registrations pursuant to section 4.1 on Form S-1, Form F-1 or Form F-10 (in the case of a long-form Canadian prospectus) equal to (x) three minus (y) the number of prospectuses previously filed pursuant to section 2.1 which were not filed in conjunction with a concurrent U.S. public offering in which Holders exercised their rights pursuant to section 4.1, but no registration pursuant to section 4.1 is deemed to be a registration for purposes of this section if:

(a)	the number of Registrable Securities included in an underwriting of the Registrable Securities distributed under such registration is less than 50% of the number of Registrable Securities proposed by the Holders to be distributed through such underwriting, and the Holders pay all expenses of such registration, including those otherwise payable by the Company in accordance with section 8.1; or

(b)	the registration is withdrawn in accordance with section 8.2, unless such registration was withdrawn at the request of the Holders in circumstances other than those described in section 8.2(b).

4.3 Exceptions

If the Company is requested to file a registration statement pursuant to section 4.1:

(a)	the Company is not obligated to effect the filing of such registration statement if:

(i)	the number of Registrable Securities to be registered comprises less than 20% of the Registrable Securities outstanding at that time; or

(ii)	the Registrable Securities that the Initiating Holders wish to have registered may be immediately registered on Form S-3, Form F-3 or Form F-10 pursuant to a request made under Article 5;

(b)	the Company is not obligated to effect the filing of such registration statement:

(i)	for a period of up to 135 days after the date of a request for registration pursuant to section 4.1 if:

(A)	at the time of such request, the Company is engaged, or has fixed plans to engage, within 90 days of the time of such request, in a firm commitment underwritten public offering of Common Shares in which the Holders of Registrable Securities are entitled to include Registrable Securities pursuant to sections 3.1 or 3.3; or

(B)	at the time of such request, the Company is currently engaged in a self-tender or exchange offer and the filing of a registration statement would cause a violation of the 1934 Act or applicable Canadian Securities Laws;

(ii)	during the 90-day period following the completion by the Company of a firm commitment underwritten public offering of Common Shares in which the Holders of Registrable Securities were entitled to include Registrable Securities pursuant to sections 3.1 or 3.3; or

(iii)	the anticipated aggregate net proceeds of the offering to such Holders is less than [U.S.$7,500,000];

(c)	the Company may defer such filing for a period of not more than 90 days, but only if:

(i)	the Company furnishes to the Holders requesting such registration statement a certificate signed by the President and Chief Executive Officer of the Company stating that, in the good faith judgment of the Board of Directors, effecting the registration would materially impede the ability of the Company to consummate a significant transaction (the 90-day deferral period beginning on the date that such certificate is sent to the Holders); and

(ii)	the Company has not deferred a filing in reliance on this section 4.3(c) during the previous 12-month period; and

(d)	the Company may defer such filing if the Company determines that such filing would require the disclosure of material information that the Company has a bona fide business purpose for preserving as confidential, until the earlier of:

(i)	5 days following the date upon which such material information is disclosed to the public or ceases to be material; and

(ii)	60 days after the Company makes such determination.

ARTICLE 5

FORM S-3, FORM F-3 OR FORM F-10 REGISTRATION

5.1 Form S-3, Form F-3 or Form F-10 Registration

If the Company receives a written request from Initiating Holders that the Company file a registration statement on Form S-3, Form F-3 or Form F-10 (in the case of a short-form Canadian prospectus) (and any related qualification or compliance) covering the registration of all or part of the Registrable Securities held by such Initiating Holders, then the Company will, within 10 Business Days following receipt of the request, give written notice of the request to all Holders (and any related qualification or compliance) and will afford each Holder an opportunity to include in such registration statement all or any part of the Registrable Securities held by such Holder. Each Holder other than Initiating Holders that wishes to include in any such registration statement all or part of the Registrable Securities held by it must send a written notice to the Company within 15 days after receipt of the Company’s notice, stating the number and intended manner of disposition of the Registrable Securities to be included in the registration statement. Following this 15-day period, the Company will use its commercial best efforts to effect, as soon as practicable, a registration on, at the Company’s option, Form S-3, Form F-3 or Form F-10 (in the case of a short-form Canadian prospectus) (and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, to keep such registration effective for the lesser of six months and such earlier time at which all Registrable Securities covered by such registration statement have been sold) and such qualification or compliance as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of the Registrable Securities as specified by the Holders.

5.2 Exceptions

If the Company is requested to effect any registration, qualification or compliance pursuant to section 5.1:

(a)	the Company is not obligated to effect any such registration, qualification or compliance if:

(i)	none of Form S-3, Form F-3 or Form F-10 is available for such offering by the Holders;

(ii)	the aggregate net offering price (after deduction of underwriting discounts and commissions) of the Registrable Securities specified in such request is less than [U.S.$1,000,000]; or

(iii)	the Company has already effected (i) a registration on Form S-3, Form F-3 or Form F-10 pursuant to section 5.1 or (ii) a registration on Form S-1, Form F-1 or Form F-10 pursuant to section 4.1 within the previous nine-month period;

(b)	the Company may defer any such registration pursuant to section 5.1 for a period of not more than 90 days after receipt of the request of the Holder or Holders under section 5.1 if:

(i)	the Company furnishes to the Holders requesting such registration statement a certificate signed by the President and Chief Executive Officer of the Company stating that, in the good faith judgement of the Board of Directors, effecting the registration, qualification or compliance would materially impede the ability of the Company to consummate a significant transaction (the 90-day deferral period beginning on the date that such certificate is sent to the Holders); and

(ii)	the Company has not deferred a filing in reliance on this section 5.2(b) during the previous 12-month period; and

(c)	the Company may defer any such filing pursuant to section 5.1 if the Company determines that such filing, qualification or compliance would require the disclosure of material information that the Company has a bona fide business purpose for preserving as confidential, until the earlier of:

(i)	5 days following the date upon which such material information is disclosed to the public or ceases to be material; and

(ii)	60 days after the Company makes such determination.

ARTICLE 6

REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934

6.1 Resales Under Rule 144

With a view to making available to the Holders the benefits of Rule 144 promulgated under the 1933 Act (“Rule 144”) and any other rule or regulation of the SEC that may at any time permit a Holder to sell Common Shares of the Company to the public without registration, and with a view to making it possible for Holders to have the resale of the Registrable Securities registered pursuant to a registration statement on Form S-3 or Form F-3, the Company will:

(a)	use its commercial best efforts to make and keep adequate current public information available, as such term is understood and defined in Rule 144, at all times after 90 days following the effective date of the first registration statement filed by the Company under the 1933 Act for the offering of its Common Shares to the general public;

(b)	use its commercial best efforts, after a U.S. IPO, to file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act; and

(c)	furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request:

(i)	a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after 90 days following the effective date of the first registration statement filed by the Company under the 1933 Act for the offering of the Common Shares to the general public), the 1933 Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or as to its qualification as a registrant whose securities may be resold pursuant to Form S-3, Form F-3 or Form F-10 (at any time after it so qualifies);

(ii)	a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company with the SEC; and

(iii)	such other documents as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such Common Shares without registration or pursuant to such form.

ARTICLE 7

OBLIGATIONS OF THE COMPANY

7.1 Effecting a Registration

If the Company is required under this Agreement to use its commercial best efforts to effect the registration of any Registrable Securities, the Company will, as expeditiously as reasonably possible, prepare and file with the SEC a registration statement with respect to such Registrable Securities and use, subject to the other provisions of this Agreement, its commercial best efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for the lesser of (x) 6 months (in the case of a short-form registration statement) or 90 days (in the case of a long-form registration statement) and (y) such earlier time at which all Registrable Securities covered by such registration statement have been sold (such period, the “Effectiveness Period”). Before filing such registration statement, or any amendment or supplement thereto, the Company shall provide counsel selected by Holders holding a majority of the Registrable Securities (“Holders Counsel”) being registered in such registration with an adequate and appropriate opportunity to review and comment on such registration statement and any prospectus included therein (and any amendment or supplement thereto).

7.2 Additional Obligations for Registrations

In addition to its obligations under section 7.1, if the Company is required under this Agreement to use its commercial best efforts to effect the registration of any Registrable Securities, the Company will:

(a)	prepare and file with the SEC such amendments and supplements to the registration statement and the prospectus used in connection with such registration statement, and use its commercial best efforts to cause each such amendment and supplement to become effective, as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all Common Shares covered by such registration statement during the Effectiveness Period;

(b)	furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents, including a copy of any filed registration statement, as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(c)	use its commercial best efforts to register or qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such United States states and jurisdictions as are reasonably requested by the Holders, except that the Company is not required in connection therewith or as a condition thereto to qualify to do business, subject itself to taxation or file a general consent to service of process in any such state or jurisdiction;

(d)	upon any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the lead underwriter(s) of such offering. Each Holder participating in such underwriting will also enter into and perform its obligations under such an underwriting agreement, including furnishing an opinion of counsel and entering into a lockup agreement in accordance with Article 13;

(e)	in the case of an underwritten offering, furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Agreement, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective:

(i)	an opinion or opinions, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given by company counsel to the underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities; and

(ii)	a letter dated such date, from the auditors of the Company, in form and substance as is customarily given by auditors to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities, provided that such Holders have made such representations and furnished such undertakings as such accountants may reasonably require therefor;

(f)	apply for listing and use its commercial best efforts to list the Registrable Securities being registered on any securities exchange on which a class of the Company’s equity securities is listed or, if the Company does not have a class of equity securities listed on a national securities exchange, apply for qualification and use its commercial best efforts to qualify the Registrable Securities being registered for inclusion on the Nasdaq National Market;

(g)	without in any way limiting the types of registrations to which this Agreement applies, if the Company effects a “shelf registration” on Form S-1, Form S-3, Form F-1 or Form F-3 under Rule 415 promulgated under the 1933 Act, take all necessary action, including the filing of post-effective amendments, to permit the Holders to include their Registrable Securities in such registration in accordance with the terms of this Agreement;

(h)	comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable but not later than 15 months after the effective date of the registration statement, an earnings statement covering a period of 12 months beginning after the effective date of the registration statement, in a manner which satisfies the provisions of Section 11(a) of the 1933 Act and Rule 158 thereunder;

(i)	keep Holders Counsel advised in writing as to the initiation and progress of any registration pursuant to this Agreement;

(j)	notify Holders Counsel and each seller of Registrable Securities of any stop order issued or threatened by the SEC and take all action necessary to prevent the entry of such stop order or to remove it if entered;

(k)	make available at reasonable times for inspection by any seller of Registrable Securities, any lead underwriter participating in any disposition of such Registrable Securities pursuant to a registration statement, Holders Counsel and any attorney, accountant or other agent retained by any such seller or any managing underwriter, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s and its subsidiaries’ officers, directors and employees, and its external auditors, to supply all information reasonably requested by any such person in connection with such registration statement;

(l)	cooperate with each seller of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc.; and

(m)	take all other steps reasonably necessary to effect the registration of the Registrable Securities contemplated hereby.

7.3 Furnish Information

The obligations of the Company to take any action pursuant to this Agreement in respect of the Registrable Securities of any selling Holder is conditional upon such selling Holder furnishing to the Company such information regarding itself, the Registrable Securities and the intended method of disposition of such securities, as is required to effect the registration or qualification of its Registrable Securities.

ARTICLE 8

EXPENSES

8.1 Expenses of Demand Registration

Subject to section 8.2 and section 8.4, all reasonable expenses relating to Registrable Securities incurred in connection with (x) the first three filings of a prospectus pursuant to section 2.1 or the first three registrations, filings or qualifications on Form S-1, Form F-1 or Form F-10 pursuant to section 4.1 or (y) any registration filing or qualification on Form S-3, Form F-3 or Form F-10 pursuant to section 5.1, including reasonable legal fees and expenses of counsel to the Holders (up to U.S.$75,000 per registration or qualification, for the Holders’ counsel), all registration, filing and qualification fees and printing and accounting fees will be borne by the Company.

8.2 Limitation on Expenses

The Company is not required to pay for any expenses pursuant to section 8.1 of any filing of a prospectus begun under section 2.1 or any registration begun pursuant to section 4.1, if the registration or filing request is subsequently withdrawn at any time at the request of the Holders of a majority in interest of the Registrable Securities to be registered or qualified (in which case all participating Holders will bear such expenses), unless:

(a)	the Holders of a majority in interest of the Registrable Securities agree to forfeit their right to one demand registration or one qualification right pursuant to the section under which the registration or qualification was initiated; or

(b)	at the time of any such withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company (other than a change in market demand for its Common Shares or in the market price thereof) from that known to the Holders of a majority of the Registrable Securities then outstanding at the time of their request that makes the proposed offering unreasonable or impracticable in the good faith judgement of a majority in interest of the Holders of the Registrable Securities to be registered or qualified (in which case the qualification right pursuant to section 2.1 or the right to one demand registration pursuant to section 4.1, as the case may be, is not forfeited).

8.3 Expenses of Company Registration

Subject to section 8.4, the Company will bear and pay all reasonable expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to any registration pursuant to section 3.2 or 3.3 and any qualification of Registrable Securities pursuant to section 3.1 for each Holder including, without limitation, reasonable legal fees and expenses of counsel to the Holders (up to U.S.$75,000 per registration, for the Holders’ counsel), all registration, filing and qualification fees and printing and accounting fees.

8.4 Underwriting Discounts and Commissions

All underwriting discounts and selling commissions relating to Registrable Securities included in any registration or qualification effected pursuant to this Agreement will be borne and paid ratably by the Holders of such Registrable Securities.

ARTICLE 9

UNDERWRITING

9.1 Underwriting Requirements

(a)	In connection with any offering pursuant to section 2.1, section 4.1 or Article 3 involving an underwriting of Common Shares being issued by the Company, the Company:

(i)	is not required to include any of the Holders’ Registrable Securities in such underwriting unless such Holders accept the terms of the underwriting as agreed upon between the Company, the Holders and the underwriters; and

(ii)	is only required to include such quantity as in the opinion of the underwriters, marketing factors allow.

(b)	In connection with any offering pursuant to sections 3.1 and 3.3, the Company shall select and retain the lead underwriter(s) thereof, provided that such selection shall also be approved by the Initiating Holders, such approval not to be unreasonably withheld. In connection with any offering pursuant to sections 2.1 and 4.1 the Holders shall select and retain the lead underwriter(s) thereof, provided that such selection shall also be approved by the Company, such approval not to be unreasonably withheld.

(c)	If the lead underwriter(s) for the offering pursuant to section 2.1 or section 4.1 advises the Company in writing that the total amount of Common Shares requested to be included therein (including Registrable Securities requested by Holders to be included in such offering) exceeds the amount of Common Shares to be sold other than by the Company that marketing factors allow, then the Company is required to include in the offering only that number of such Common Shares (including Registrable Securities) that the lead underwriter(s) believes marketing factors allow.

9.2 Allocation of Cutback

(a)	If the amount of Common Shares to be included in a registration or secondary offering, as applicable, is to be reduced in accordance with section 9.1, the Common Shares that would otherwise be included will be reduced in the following order:

(i)	all Common Shares that shareholders other than the Company and the Holders seek to include in the offering will be excluded from the offering to the extent limitation on the number of Common Shares included in the underwriting is required; and

(ii)	if further limitation on the number of Common Shares to be included in the underwriting is required, then the number of Common Shares held by the Holders that may be included in the underwriting will be reduced so that the number of Common Shares included in the underwriting are pro rata in accordance with the number of Registrable Securities held by each such Holder.

(b)	For purposes of section 9.1(a), for any selling shareholder that is a Holder of Registrable Securities and is a partnership, a limited liability company or a corporation, the partners, retired partners, members, retired members and shareholders of such Holder, or the estates and family members of such partners, retired partners, members and retired members and any trusts for the benefit of any of the foregoing persons are collectively deemed to be a “selling Holder”, and any pro rata reduction with respect to such “selling Holder” is based upon the aggregate amount of Common Shares carrying registration rights owned by all entities and individuals included in such “selling Holder”.

ARTICLE 10

INDEMNIFICATION

10.1 Indemnification by Company

(a)	If any Registrable Securities are included in a registration statement or prospectus under this Agreement, the Company will indemnify and hold harmless each Holder, the officers, directors, partners, members, agents and employees of each Holder, any underwriter (as defined in the 1933 Act or applicable Canadian Securities Laws) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the 1933 Act or the 1934 Act or applicable Canadian Securities Laws, against any losses (other than loss of profit), claims, damages or liabilities (joint or several) to which they may become subject under the 1933 Act, the 1934 Act, Canadian Securities Laws or any other U.S. or Canadian federal, state or provincial law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each a “Violation”):

(i)	any untrue statement or alleged untrue statement of a material fact contained in such registration statement (including any preliminary prospectus or final prospectus contained therein) or prospectus or any amendments or supplements thereto;

(ii)	the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; or

(iii)	any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the 1933 Act, the 1934 Act, any state securities law or any applicable Canadian Securities Laws in connection with the offering covered by such registration statement or prospectus.

(b)	The Company will reimburse each such Holder, officer, director, partner, member, agent, employee, underwriter or controlling person for any legal or other out-of-pocket expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

(c)	The Company is not liable under the indemnity contained in this section 10.1:

(i)	in respect of amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent will not be unreasonably withheld);

(ii)	to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration or prospectus by or on behalf of such Holder, underwriter or controlling person; or

(iii)	in the case of a sale effected directly by a Holder of Registrable Securities (including a sale of such Registrable Securities through any underwriter retained by such Holder engaging in a distribution solely on behalf of such Holder), where:

(A)	such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary prospectus and corrected in a final or amended prospectus; and

(B)	such Holder failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Registrable Securities to the person asserting any such loss, claim, damage or liability in any case in which such delivery is required by the 1933 Act or applicable Canadian Securities Laws.

10.2 Indemnification by Holder

(a)	Each Holder that includes any Registrable Securities in any registration statement or prospectus will indemnify and hold harmless the Company, each of its directors and each of its officers and directors who have signed the registration statement or prospectus, each person, if any, who controls the Company within the meaning of the 1933 Act or applicable Canadian Securities Laws, each employee, agent, and any underwriter for the Company, and any other Holder or other shareholder selling securities in such registration statement or prospectus or any of its directors, officers, partners, members, agents or employees or any person who controls such Holder or such other shareholder or such underwriter within the meaning of the 1933 Act or the 1934 Act or applicable Canadian Securities Laws, against any losses, claims, damages, or liabilities (joint or several) to which the Company or any such director, officer, controlling person, employee, agent, or underwriter or controlling person, or other such Holder, shareholder, director, officer or controlling person may become subject, under the 1933 Act, the 1934 Act, Canadian Securities Laws or any other U.S. or Canadian federal, state or provincial law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case only to the extent that such Violation occurs in reliance upon and in conformity with written information furnished by or on behalf of such Holder expressly for use in connection with such registration or prospectus.

(b)	Each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, agent or underwriter or controlling person, other Holder or other shareholder, officer, director, partner, member, agent, employee, or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action.

(c)	The liability of any Holder under this indemnity is limited to the amount of net proceeds (after deduction of all underwriters’ discounts and commissions paid by such Holder in connection with the registration or prospectus in question) received by such Holder in the offering giving rise to the Violation.

(d)	A Holder is not liable under the indemnity contained in this section 10.2:

(i)	in respect of amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent will not be unreasonably withheld or delayed);

(ii)	in the case of a sale effected directly by the Company of its Common Shares (including a sale of such Common Shares through any underwriter retained by the Company to engage in a distribution solely on behalf of the Company), where:

(A)	such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary prospectus and corrected in a final or amended prospectus; and

(B)	the Company failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the securities to the person asserting any such loss, claim, damage or liability in any case in which such delivery is required by the 1933 Act or applicable Canadian Securities Laws.

(e)	The obligations of the Holders under this indemnity are several, not joint or joint and several.

10.3 Indemnification Procedure

(a)	Promptly after receipt by an indemnified party under this Article 10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Article 10, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party may participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, assume and control the defense thereof with counsel mutually satisfactory to the parties.

(b)	An indemnified party may retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests, as reasonably determined by either party, between such indemnified party and any other party represented by such counsel in such proceeding; provided however that the indemnifying party shall only be able to pay the fees and disbursements of one firm of separate counsel in any one jurisdiction for all indemnified parties.

(c)	The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, will relieve such indemnifying party of any liability to the indemnified party under this Article 10 to the extent of such prejudice, but the omission to deliver written notice to the indemnifying party does not relieve it of any liability that it may have to any indemnified party otherwise than under this Article 10.

(i)	No indemnifying party shall, without the consent of an indemnified party, effect any settlement of any pending or threatened proceeding in respect of which such indemnified party is a party and indemnity has been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability for claims that are the subject matter of such proceeding.

10.4 Contribution

If the indemnification provided for in this Article 10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, will contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party is determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided that the liability of any Holder hereunder is limited to the amount of net proceeds (after deduction of all underwriters’ discounts and commissions paid by such Holder in connection with the registration or prospectus in question) received by the Holder in the applicable offering.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this section 10.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

10.5 Survival of Indemnities

The obligations of the Company and the Holders under this Article 10 shall survive the exercise, if any, of the Warrants, the conversion, if any, of the Notes, and the completion of any offering of Registrable Securities in a registration statement or prospectus whether under this Agreement or otherwise.

ARTICLE 11

ASSIGNMENT OF REGISTRATION RIGHTS

11.1 Assignment

The rights of the Holders under this Agreement may be assigned by any Holder to a Permitted Transferee, and by such Permitted Transferee to a subsequent Permitted Transferee upon notice to the Company and in accordance with this Agreement.

11.2 Conditions to Transfer

Any transferee to whom rights under this Agreement are transferred:

(a)	as a condition to such transfer, will promptly deliver to the Company a written instrument by which such transferee agrees to be bound by the obligations imposed upon Holders under this Agreement to the same extent as if such transferee were a Holder under this Agreement; and

(b)	is deemed to be a Holder under this Agreement.

ARTICLE 12

MISCELLANEOUS PROVISIONS

12.1 Limitations on Subsequent Registration Rights

From and after the date of this Agreement, the Company will not, without the prior written consent of the Holders of a majority in interest of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company relating to registration rights unless such agreement includes:

(a)	to the extent such agreement would allow such holder or prospective holder to include such securities in any prospectus or registration statement filed under Articles 2, 3, 4, 5 or 6 of this Agreement, a provision that such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of its securities will not reduce the amount of the Registrable Securities of the Holders that would otherwise be included;

(b)	no provision that would allow such holder or prospective holder to make a demand registration or qualification that could result in such registration statement being declared effective, or a receipt being issued for such prospectus, prior to the date that is 180 days following a U.S. IPO or a Canadian Public Offering;

(c)	a provision that permits the Holders to include in such registration and in any underwriting involved therewith, Registrable Securities pro rata with the sellers of securities in such registration based on the number of equivalent shares of Common Shares held by each person (where an equivalent share is either a Common Share held directly or the number of Common Shares receivable upon conversion or exercise of securities held directly); and

(d)	a provision requiring that any such registration of securities is subject to the underwriting requirements described in Article 9 of this Agreement.

12.2 Procedures for Amending or Supplementing Registration Statements

Whenever a registration statement or prospectus covering Registrable Securities pursuant to any section of this Agreement is effective and the Company determines that, based upon advice of counsel, such registration statement requires amendment or supplementing, including without limitation upon discovery that, or upon the happening of any event as a result of which, the registration statement or prospectus contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company will notify all Holders of such fact and will as expeditiously as possible cause such registration statement or prospectus to be amended or supplemented, as the case may be, as required pursuant to section 7.2(a) and will notify all Holders when such amendment or supplement has been filed and, as to any such amendment, declared effective. Upon receipt of the former notice, Holders will not sell any Registrable Securities until such latter notice is provided and such Holders have received copies of such supplemented or amended registration statement or prospectus. If so directed by the Company, Holders shall deliver to the Company (at the Company’s expense) all copies other than permanent file copies then in such Holders’ possession, of the registration statement or prospectus covering such Registrable Securities which is current at the time of receipt of such former notice. If the board of directors of the Company determines in its reasonable discretion that it would not be in the best interests of the Company to so amend or supplement the registration statement or prospectus at such time, the Company is entitled to delay the filing of such amendment or supplement for a period not to exceed 60 days. The Effectiveness Period shall be extended for any period that the Holders are unable to sell Registrable Securities in accordance with this section.

12.3 Termination of Registration Rights

The registration and qualification obligations of the Company pursuant to this Agreement terminate, with respect to any Holder, on the earlier of:

(a)	the date that such Holder (together with its Affiliates, partners, members and former partners and former members) is able to sell under Rule 144(k) all of the remaining Registrable Securities issued or issuable to such Holder (without a prospectus or resort to a prospectus exemption under applicable Canadian Securities Laws);

(b)	if such Holder is a resident of Canada and subject to applicable Canadian Securities Laws, the date on which such Holder is able to freely sell (subject to any contractual commitments to the contrary) all of such Holder’s Common Shares without a prospectus or resort to a prospectus exemption under the 1933 Act or applicable Canadian Securities Laws (other than an exemption relating to a control person distribution);

(c)	the date on which counsel to the Company provides the Holder with an opinion, in a form reasonably acceptable to the Holder, that a sale of the Registrable Securities of the Holder would not be a distribution under the 1933 Act (and such Holder is able to freely sell all of such Holder’s Common Shares on a Recognized Stock Exchange without a prospectus or resort to a prospectus exemption under applicable Canadian Securities Laws); or

(d)	the date on which such Holder no longer holds Registrable Securities.

12.4 Merger, Etc.

Upon any merger, amalgamation, consolidation, arrangement or other reorganization involving the Company in which Holders receive, in exchange for their Registrable Securities, securities of any entity that are not freely tradable, the rights of the Holders under this Agreement remain in effect except that such rights relate to the securities received by the Holders upon such exchange.

ARTICLE 13

LOCK-UP AGREEMENT

13.1 Lock-up Agreement

To the extent (i) requested (A) by the Company or the Initiating Holders, as the case may be, in the case of a non-underwritten public offering and (B) by the lead underwriter(s) or the Company, as the case may be, in the case of an underwritten public offering, and (ii) all of the Company’s officers, directors and holders in excess of one percent (1%) of its outstanding share capital executed agreements the same in all material respects to those referred to in this section 13.1, each Holder of Registrable Securities agrees (x) not to effect any public sale or distribution of any Registrable Securities or of any securities convertible into or exchangeable or exercisable for such Registrable Securities, including a sale pursuant to Rule 144 under the 1933 Act, and (y) not to make any request for a demand registration or qualification pursuant to section 2.1 or 4.1 under this Agreement during the 180-day period (in the case of a US IPO) or the 90-day period (in the case of all other offerings) or such shorter period, if any, mutually agreed upon by such Holder and the requesting party beginning on the effective date of such registration statement (except as part of such registration). No Holder of Registrable Securities subject to this section 13.1 shall be released from any obligation under any agreement, arrangement or understanding entered into pursuant to this section 13.1 unless all other Holders of Registrable Securities subject to the same obligations are also released.

Article 14

GENERAL

14.1 Notices

All notices, requests, consents and demands must be in writing and must be personally delivered (effective upon receipt), faxed (effective upon receipt of the fax in complete, readable form), or sent via a reputable overnight courier service (effective the following business day),

(a)	to the Company at:

ADHEREX TECHNOLOGIES INC.

600 Peter Morand Crescent

Ottawa, ON K1G 5Z3

Facsimile:         (613) 738-9060

Attention:        General Counsel

(b)	to the Investor at:

HBM BIOVENTURES (CAYMAN) LTD.

Eucalyptus Building, Crewe Road

Grand Cayman, Cayman Islands

Facsimile:         (345) 946-8003

or, in any case, as notified in writing to the other parties to this Agreement.

14.2 Entire Agreement

This Agreement, the Subscription Agreement and the documents contemplated in the Subscription Agreement constitute the entire understanding of the parties with respect to the subject matter of this Agreement and thereof and supersede any and all prior understandings and agreements, whether written or oral, with respect to such subject matter.

14.3 Amendments, Waivers and Consents

Modifications or amendments to this Agreement may be made, and compliance with any covenant or provision of this Agreement may be omitted or waived, if the Company agrees thereto and the Company:

(a)	obtains the consent in writing from persons holding or having the right to acquire in the aggregate two-thirds in interest of the Registrable Securities then outstanding; and

(b)	in each such case, deliver copies of such consent in writing to any Holders who did not execute the consent,

but only if no Holder, without its consent, is adversely affected by any such modification, amendment or waiver in any manner in which the other Holders are not likewise adversely affected.

14.4 Binding Effect; Assignment

This Agreement is binding upon and enures to the benefit of the personal representatives, successors and permitted assigns of the respective parties to this Agreement. The Company may not assign its obligations under this Agreement or any interest in this Agreement without obtaining the prior written consent (obtained in accordance with section 14.3) of the Holders holding or having the right to acquire in the aggregate two-thirds of the Registrable Securities then outstanding.

14.5 General

The headings contained in this Agreement are for reference purposes only and do not affect the meaning or interpretation of this Agreement. In this Agreement the singular includes the plural, the plural includes the singular, and the masculine gender includes the neuter, masculine and feminine genders. This Agreement is governed by and is to be construed in accordance with the laws of Ontario and the laws of Canada applicable in Ontario.

14.6 Severability

If any provision of this Agreement is found by any court of competent jurisdiction to be invalid or unenforceable, the parties hereby waive such provision to the extent that it is found to be invalid or unenforceable. Such provision may, to the maximum extent allowable by law, be modified by such court so that it becomes enforceable, and, as modified, will be enforced as any other provision of this Agreement, all the other provisions of this Agreement continuing in full force and effect.

14.7 Counterparts

This Agreement may be signed and delivered in separate counterparts by fax or otherwise, each of which when so signed and delivered is deemed an original, and all such counterparts together constitute one instrument.

14.8 Specific Performance

The Company recognizes that the rights of the Holders under this Agreement are unique, and, accordingly, the Holders will, in addition to such other remedies available to them at law or in equity, have the right to enforce their rights under this Agreement by actions for injunctive relief and specific performance to the extent permitted by law. This Agreement is not intended to limit or abridge any rights of the Holders that exist apart from this Agreement.

[THE NEXT PAGE IS THE SIGNING PAGE.]

IN WITNESS WHEREOF, the parties have duly executed this Agreement.

HBM BIOVENTURES (CAYMAN) LTD.
Per:	/s/ John Arnold
ADHEREX TECHNOLOGIES INC.
Per:	/s/ D. Scott Murray